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                                                                   EXHIBIT 10.8A

                                FIRST AMENDMENT
                              TO CREDIT AGREEMENT

          THIS FIRST AMENDMENT TO CREDIT AGREEMENT dated as of November 28, 2000, by and among iGate Capital Corporation (the "Borrower"), PNC Bank, National Association and National City Bank of Pennsylvania.

                        W I T N E S S E T H  T H A T:

          WHEREAS, the Borrower, PNC Bank, National Association, as Agent, Swing Loan Lender, Issuing Bank and Lender, and National City Bank of Pennsylvania, as Lender, are parties to a Credit Agreement dated as of August 1, 200O (the "Credit Agreement"); and

          WHEREAS, the parties wish to amend the Credit Agreement in several respects.

          NOW, THEREFORE, the parties hereto, in consideration of the premises and covenants contained herein and intending to be legally bound hereby, agree as follows:

1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

     (a) Borrowing Base. The definition of "Borrowing Base" is amended to read in its entirety as follows:

               "Borrowing Base" shall mean the lesser of (a) $50,000,000 and (b) sum of(i) 85% of Qualified Accounts and (ii) 90% of Pledged Cash and Cash Equivalents.

     (b)  Derivatives. The following definition is added:

               "Derivatives" means, including without limitation, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between a Lender or an Affiliate of a Lender and the Borrower or any Loan Party, including but not limited to any Interest Rate Hedge Agreement, which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions); (b) any combination of these transactions; and (c) any agreements, instruments, certificates or documents contemplated thereby, as any of the same may be supplemented or amended from time to time.

          (c) Financial Assets Pledge Agreement. The following definition is added:
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               "Financial Assets Pledge Agreement" shall mean a Pledge
               Agreement dated as of _________,2000 between the Borrower and the Agent pursuant to which the Borrower pledged as security for its obligations under the Credit Agreement and the other Loan Documents its interest in cash and Cash Equivalents maintained in a controlled account at BlackRock Institutional
               Management Corporation.

     (d) Lenders. The definition of Lenders is amended to read in its entirety as follows:

               "Lenders" shall mean the financial institutions named on Schedule 1.01(a) and their respective successors and assigns as permitted hereunder, in their capacities as a lender, a Swing Loan Lender, an Issuing Bank, a party to a Derivative, or otherwise, each of which is referred to as a Lender.

     (e) Loan Documents. The definition of Loan Documents is amended to read in its entirety as follows:

               "Loan Documents" shall mean this Agreement, the Notes, any Application for Letter of Credit (and any reimbursement agreement executed in connection therewith), the Subsidiary Guarantees, the Pledge Agreements, the Security Agreements, any Derivative and any other agreements, instruments, certificates or documents contemplated thereby, as any of the same may be supplemented or amended from time to time in accordance herewith or therewith; and Loan Document shall mean any of the Loan Documents.

     (f) Permitted Liens. Clause (1) of the definition of Permitted Liens is amended to read in its entirety as follows:

               (I) Liens granted to any Lender pursuant to a Derivative; provided, however, that (i) the aggregate
                           --------  -------
               amount of such Derivatives shall not exceed fifty percent (50%) of the maximum amount of Loans permitted under this Agreement, and (ii) each Lender party to a Derivative shall calculate the credit exposure covered by such Derivatives in a reasonable and customary manner, and (iii) each Derivative must conform to ISDA regulations and be acceptable to the Agent with respect to intercreditor issues;

     (g) Pledge Agreements. The definition of Pledge Agreements is amended to read in its entirety as follows:

               "Pledge Agreements" shall mean (a) a pledge agreement executed by the Borrower or by any Subsidiary Guarantor

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               holding the capital stock of another Subsidiary
               substantially in the form of Exhibit G, and (b) the Financial Assets Pledge Agreement, together in each case with all extensions, renewals, amendments, substitutions, and replacements thereto and thereof.

     (h) Pledged Cash and Cash Equivalents. A definition is added, as follows:

               "Pledged Cash and Cash Equivalents" shall mean cash and Cash Equivalents in which the Agent has, for the benefit of the Lenders, a prior perfected security interest pursuant to the Financial Assets Pledge
               Agreement.

2.   Revolving Credit.

          (a) The last sentence of Section 2.05(a) is amended to read in its entirety as follows:

               "Each such Lender shall make its Ratable Share of such disbursement available at the Agent's principal office in immediately available funds no later than 1:OO p.m., Pittsburgh time, on the date of the requested disbursement."

          (b) The first sentence of Section 2.06(a) is amended to read in its entirety as follows:

               "Subject to Section 9.03, the Agent shall, promptly after receipt by it of a Loan Request pursuant to
               Section 2.05 (but not later than noon, Pittsburgh time, on the Borrowing Date for same day funding, 2:00 p.m., Pittsburgh time, on the third Business Day preceding any Borrowing Date for which any Portion of the Loans to be made on such Borrowing Date is to bear interest at the Euro-Rate Option in Dollars, and 2:00 p.m., Pittsburgh time, on the fourth Business Day preceding any Borrowing Date for which any Portion of the Loans to be made on such Borrowing Date is to bear interest at the Euro Rate Option in an Optional Currency), notify the Lenders of its receipt of such Loan Request specifying: (a) the proposed Borrowing Date and the time and method of disbursement of such Loan; (b) the amount and type of such Loan and the applicable Euro-Rate Portions and Euro-Rate Interest Periods (if any) and the Optional Currency (if any); and (c) the apportionment among the Lenders of the Loans as determined by the Agent in accordance with Section 2.02 hereof. "

3. Swing Loans. Section 2.08(b)(iii) is amended to read in its entirety as follows:

               "(iii) Swing Loans. Interest shall accrue on all Swing
                      -----------
               Loans at a

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               rate per annum equal to PNC Bank's overnight offered
               rate plus two percent (2%)."

4. Election, Renewal or Conversion of Interest Rate Options. Section 2.08(f) of the Credit Agreement is amended to read in its entirety as follows:

               (f) Election, Renewal or Conversion of Interest Rate
               Options. Elections or renewals of, or conversions to, the Base Rate Option shall continue in effect until converted or renewed as hereinafter provided. Elections or renewals of, or conversions to, the Euro-Rate Option shall expire as to each Euro-Rate Portion at the expiration of the applicable Euro-Rate Interest Period. At any time with respect to the Base Rate Portion or at the expiration of the applicable Euro-Rate Interest Period with respect to any Euro-Rate Portion, the Borrower may cause (subject to Subsection 2.08(e)) all or any part of the principal amount of such Portion to be converted to, or to be renewed under, the Euro-Rate Option by notice to the Agent as hereinafter provided. Such notice (i) shall be irrevocable, (ii) shall be given not later than noon (Pittsburgh, Pennsylvania time) in the case of a conversion to or renewal of, either in whole or in part, the Euro-Rate Option, not less than three (3) Business Days prior to the proposed effective date for such conversion or renewal (except if the Loan is in an Optional Currency in which case the notice is required four (4) Business Days prior to the proposed effective date for such conversion or renewal), and (iii) shall set forth:

                                     (A)  the effective date of such
               conversion or renewal, which shall be a Business Day;

                                     (B)  the new Euro-Rate Interest
               Period(s) selected; and

                                     (C)  with respect to each such Euro-
               Rate Interest Period, the aggregate principal amount of the corresponding Euro-Rate Portion.

               At the expiration of each Euro-Rate Interest Period, any part (including the whole) of the principal amount of the corresponding Euro-Rate Portion as to which no notice of conversion or renewal has been received shall automatically be converted to the Base Rate Option. The Agent shall promptly notify the Borrower and the Lenders of any such automatic conversion.

5. Security Interests. Section 4.28 of the Credit Agreement is amended to read in its entirety as follows:

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               4.28   Security Interests. The Liens and security
               interests granted to the Agent for the benefit of the Lenders pursuant to the Patent, Trademark and Copyright Assignment, the Pledge Agreements and the Security Agreements constitute and will continue to constitute Prior Security Interests under the Uniform Commercial Code as in effect in each applicable jurisdiction (the "Uniform Commercial Code") or other applicable Law entitled to all the rights, benefits and priorities provided by the Uniform Commercial Code or such Law. Upon the filing of financing statements relating to said security interests in each office and in each jurisdiction where required in order to perfect the security interests described above, taking possession of any stock certificates or other certificates, and recordation of the Patent, Trademark and Copyright Assignment in the United States Patent and Trademark Office and United States Copyright Office, entering into a control agreement as required by the Financial Assets Pledge Agreement, as applicable, all such action as is necessary or advisable to establish such rights of the Agent will have been taken, and there shall be upon execution and delivery of the Patent, Trademark and Copyright Assignment, the Pledge Agreements, the Security Agreements and a control agreement, such filings and such taking of possession no necessity for any further action in order to preserve, protect and continue such rights, except the filing of continuation statements with respect to such financing statements within six months prior to each five- year anniversary of the filing of such financing statements or within not less than six months prior to such other longer anniversary date in any jurisdiction. All filing fees and other expenses in connection with each such action have been or will be paid by the Borrower.

6. Pledge of Cash and Cash Equivalents. Section 6.1 G(b) of the Credit Agreement is deleted. Section 7.13(b) of the Credit Agreement is amended to read in its entirety, as follows:

               "(b) Minimum Cash and Cash Equivalents. The Borrower shall not permit the sum of cash and Cash Equivalents of the Borrower and its Subsidiaries to be less than $30,000,000 at any time. The Borrower shall not permit the aggregate value of Pledged Cash and Cash Equivalents to be less than $25,000,000 at any time."

7. New Subsidiaries. Section 7.03(h) is amended to read in its entirety as follows:

               "(h) the Borrower or any Subsidiary may acquire the assets or securities of any other Person provided that
               (i) at the time of such acquisition no Default or Event of Default shall have occurred

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          and be continuing or be caused by such acquisition, (ii) the acquired Person, if a Domestic Subsidiary, shall become a Subsidiary Guarantor within five (5) Business Days of such acquisition and shall execute all Loan Documents required of a Subsidiary Guarantor, including without limitation a subsidiary Guarantor Joinder in the form attached as Exhibit J, (iii) the Borrower's equity ownership interest in the acquired Person shall, if a Subsidiary, be pledged to the Agent for the benefit of the Lenders; provided, however,
                                                --------  -------
          that if the acquired Person is a non-Domestic Subsidiary, the maximum amount of such acquired Person's equity pledged to the Agent shall not exceed sixty-five percent (65%) of the acquired Person's equity capitalization, (iv) the board of directors or other equivalent governing body of such acquired Person shall have approved such acquisition, (v) the acquired Person is engaged in the information technology business or a business related thereto, and (vi) the Borrower shall have provided the Agent, for redelivery to the Lenders, at least three (3) Business Days prior to such acquisition, with a certificate stating that (A) such acquisition shall not violate any covenants of this Agreement and (B) establishing that, on a pro forma basis after taking into account the acquisition, the Borrower is in compliance with the financial covenants set forth in
          Section 7.13.

8. Consequences of Event of Default. Sections 8.02(a) and (b) are amended to read in their entirety as follows:

          "(a) If an Event of Default specified in any of items (a) through (k) or item (n) or (o) of Section 8.01 shall occur and be continuing, the Lenders shall be under no further obligation to make Loans hereunder, the Issuing Bank shall be under no further obligation to issue or amend Letters of Credit hereunder and the Agent may, and upon the request of the Required Lenders shall, by written notice to the Borrower, terminate the Revolving Credit Commitment and declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lenders, the Agent and the Issuing Bank to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Agent for the benefit of each Lender, the Agent and the Issuing Bank without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived; provided, however, that no acceleration will occur under any agreement creating a Derivative unless that agreement, by its own terms provides for such acceleration; and"

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               "(b) If any Event of Default specified in item (l) or
               (m) of Section 8.01 shall occur, the Lenders shall be under no further obligations to make Loans hereunder, the Issuing Bank shall be under no further obligation to issue or amend Letters of Credit hereunder, the Revolving Credit Commitment shall be terminated and the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lenders, the Agent and the Issuing Bank and under the other Loan Documents shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; further, during the sixty (60) day period referred to in item (l) the Lenders shall be under no further obligation to make Loans and the Issuing Bank shall be under no further obligation to issue or amend Letters of Credit; provided, however, that no acceleration will occur under any agreement creating a Derivative unless that agreement, by its own terms provides for such acceleration

9.   Amendments and Waivers.

     (A) The introductory clause of Section 10.01 is amended to read in its entirety as follows:

               "Amendments and Waivers. The Required Lenders, or the Agent
                ----------------------
               with the consent in writing of the Required Lenders, and the Borrower (if required) may, subject to the provisions of this Section 10.01, from time to time enter into written supplemental agreements to this Agreement and the other Loan Documents (except
               Derivatives) for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of the Lenders, the Agent or the obligor thereunder or the conditions, provisions or terms thereof or waiving any Event of Default thereunder or consenting to an action of any of the Borrower or any of its Subsidiaries, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall, without the consent of all the Lenders:"

     (B)  Section 10.01(h) is amended to read in its entirety as follows:

               "(h) release any Subsidiary Guarantor or any material portion of the Collateral (other than a through merger, sale or disposition permitted by Section 7.04 or 7.05); or"

     (C)  A new sentence is added at the end of Section 10.01 as follows:

               "In the case of Derivatives, the agreement creating the Derivative

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               will govern amendments and waivers."

10.  Conditions. This First Amendment shall be conditioned on:

          (a) the execution and delivery of this First Amendment by the Borrower, the Agent and the Lenders; and

          (b) such other instruments, documents and certificates as the Agent and the Lenders may reasonably require.

11. Limited Amendment. This First Amendment shall not, except as expressly set forth above, serve to waive, supplement or amend the Credit Agreement, which Credit Agreement shall remain in full force and effect as amended hereby.

12.  Miscellaneous. The Borrower represents and warrants that:

          (a) Except as set forth herein, all terms, covenants and conditions set forth in the Credit Agreement, together with all representations and warranties made therein, shall remain valid, effective, accurate and in full force and effect and are hereby ratified and reaffirmed in all respects;

          (b)  No Events of Default or potential Events of Default exist;

13. Governing Law. This First Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania (without regard to the conflict of law provisions thereof); and

14.  Counterparts. This First Amendment may be executed in counterparts.

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IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed and delivered this Waiver and Amendment as of the day and year first set forth above.

WITNESS:                                       iGATE CAPITAL CORPORATION


By:                                            By: /s/ Bruce E. Haney
    --------------------                           -----------------------
                                               Title: CFO
                                                      --------------------

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                                               PNC BANK, NATIONAL
                                               ASSOCIATION,
                                                as Agent and Lender

                                               By: ________________________

                                               Title: _____________________

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                                        NATIONAL CITY BANK OF
                                        PENNSYLVANIA,
                                          as Lender



                                        By: _____________________________

                                        Title: __________________________

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